Plexus Announces Fiscal Third Quarter 2016 Financial Results

•	Fiscal third quarter 2016 revenue of $668 million

•	GAAP diluted EPS of $0.76, non-GAAP diluted EPS of $0.82, excluding $0.06 per share of restructuring charges

•	Initiates fiscal fourth quarter 2016 revenue guidance of $655 - $685 million with non-GAAP diluted EPS of $0.76 to $0.84, excluding any restructuring or other special items.

NEENAH, WI – July 20, 2016 - Plexus (NASDAQ: PLXS) today announced financial results for its fiscal third quarter ended July 2, 2016, and guidance for its fiscal fourth quarter ending October 1, 2016.

	Three Months Ended
	Jul 2, 2016	Jul 2, 2016	Oct 1, 2016
	Q3F16 Results	Q3F16 Guidance	Q4F16 Guidance
Summary GAAP Items
Revenue (in millions)	$668	$640 to $670	$655 to $685
Operating margin	4.6%
Diluted EPS (3)	$0.76

Summary Non-GAAP Items (1)
Non-GAAP operating margin (2)	4.9%	4.7% to 5.0%	4.8% to 5.1% (4)
Non-GAAP diluted EPS (2)(3)	$0.82	$0.73 to $0.81	$0.76 to $0.84 (4)
Return on invested capital (ROIC)	13.0%
Economic Return	2.0%

(1)	Refer to Non-GAAP Supplemental Information Tables 1 and 2 for a reconciliation to GAAP measures.
(2)	Excludes restructuring charges of $1.8 million or $0.06 per share for the three months ended July 2, 2016.
(3)	Includes stock-based compensation expense of $0.11 for Q3F16 results and $0.11 for Q4F16 guidance.
(4)	Because potential charges related to restructuring or special items are not known at this time, the Company cannot reasonably provide a reconciliation to GAAP guidance.

Additional Fiscal Third Quarter 2016 Information

•	Won 46 programs during the quarter representing approximately $194 million in annualized revenue when fully ramped into production

•	Trailing four quarter wins total approximately $714 million in annualized revenue

•	Purchased $7.2 million of our shares at an average price of $42.13 per share

Dean Foate, Chairman, President and CEO, commented, “We delivered a solid fiscal third quarter with revenue up 8% sequentially and operating margin nicely in our target range. Relative to our guidance, revenue was at the high-end while our strong margin performance pushed our non-GAAP diluted EPS result a penny above the range. Improved operating performance and efficient management of working capital enabled us to deliver ROIC performance of 13%, or 200 basis points above our weighted average cost of capital.”

Patrick Jermain, Senior Vice President and CFO, commented, “We improved our cash cycle sequentially by 3 days during the fiscal third quarter, and generated strong cash flows from operations. The improved cash cycle, in addition to a modest level of capital spending, drove free cash flow above our guidance to $24 million during the quarter.” Mr. Jermain continued, “In anticipation of future growth, and in part to support our previously announced $150 million share repurchase program, on July 5, 2016, we amended our credit agreement. We increased the maximum commitment under the unsecured credit facility to $300 million and extended the maturity to July 2021. These modifications extend our favorable pricing structure and support our overall strategic capital allocation plans.”

Todd Kelsey, Executive Vice President and COO, commented, “Looking forward to our fiscal fourth quarter of 2016, we are guiding revenue of $655 to $685 million as we anticipate new program ramps in our Industrial/Commercial and Defense/Security/Aerospace market sectors will offset end-market weakness in our Networking/Communications sector. At this revenue level, with continuing strong operating performance, we expect diluted EPS in the range of $0.76 to $0.84 for the fiscal fourth quarter, before any restructuring or special items.”

Quarterly Comparison	Three Months Ended
	Jul 2, 2016	Apr 2, 2016	Jul 4, 2015
(in thousands, except EPS)	Q3F16	Q2F16	Q3F15
Revenue	$667,616	$618,660	$669,585
Gross profit	$62,498	$53,272	$59,087
Operating profit	$30,918	$23,346	$28,631
Net income	$26,099	$16,787	$23,794
Diluted EPS	$0.76	$0.50	$0.69
Adjusted net income*	$27,904	$18,704	$23,794
Non-GAAP diluted EPS*	$0.82	$0.55	$0.69

Gross margin	9.4%	8.6%	8.8%
Operating margin	4.6%	3.8%	4.3%
Adjusted operating margin*	4.9%	4.1%	4.3%

ROIC*	13.0%	11.6%	14.1%
Economic Return*	2.0%	0.6%	3.1%

*Refer to Non-GAAP Supplemental Information Tables 1 and 2 for a reconciliation to GAAP measures

Non-GAAP Financial Measures
Plexus provides non-GAAP supplemental information, such as ROIC, Economic Return, and free cash flow, because such measures are used for internal management goals and decision making, and because they provide management and investors additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted net income and adjusted operating margin, to provide a better understanding of core performance for purposes of period-to-period comparisons. Plexus believes that these measures are also useful to investors because they provide further insight by eliminating the effect of items that are not reflective of continuing operations. For a full reconciliation of non-GAAP measures to comparable GAAP measures, please refer to the attached non-GAAP supplemental data. As noted above, because potential restructuring charges or special items are not known at this time, the Company cannot provide a reconciliation of non-GAAP adjusted diluted EPS guidance to GAAP diluted EPS without unreasonable efforts.

Market Sector Breakout
Plexus reports revenue based on the market sector breakout set forth in the table below, which reflects the Company’s global market sector focused business development strategy. The Company measures operational performance and allocates resources on a geographic segment basis. Please refer to the attached supplemental information for a breakout of revenue by reportable geographic segments. Top 10 customers comprised 60% of revenue during the quarter, up two percentage points from the prior quarter.

Market Sector ($ in millions)	Three Months Ended
	Jul 2, 2016 Q3F16		Apr 2, 2016 Q2F16		Jul 4, 2015 Q3F15
Networking/Communications	$156	23%	$157	25%	$222	33%
Healthcare/Life Sciences	207	31%	190	31%	180	27%
Industrial/Commercial	202	30%	169	27%	176	26%
Defense/Security/Aerospace	103	16%	103	17%	92	14%
Total Revenue	$668		$619		$670

Fiscal Third Quarter 2016 Non-GAAP Supplemental Information

ROIC and Economic Return
ROIC for the fiscal third quarter of 2016 was 13.0%. The Company defines ROIC as tax-effected annualized adjusted operating profit divided by average invested capital over a four-quarter period for the third quarter. Invested capital is defined as equity plus debt, less cash and cash equivalents. The Company’s fiscal 2016 weighted average cost of capital was 11.0%. ROIC for the third quarter less the Company’s weighted average cost of capital resulted in an economic return of 2.0%.

Cash Conversion Cycle	Three Months Ended
	Jul 2, 2016 Q3F16	Apr 2, 2016 Q2F16	Jul 4, 2015 Q3F15
Days in Accounts Receivable	51	48	48
Days in Inventory	87	91	88
Days in Accounts Payable	(62)	(62)	(62)
Days in Cash Deposits	(13)	(11)	(12)
Annualized Cash Cycle*	63	66	62
*We calculate cash cycle as the sum of days in accounts receivable and days in inventory, less days in accounts payable and days in cash deposits.

Free Cash Flow Calculation
The Company defines free cash flow as cash flows provided by operations less capital expenditures. For the three months ended July 2, 2016, cash flows provided by operations was $31.3 million, less capital expenditures of $7.0 million, resulting in free cash flow of $24.3 million. For the nine months ended July 2, 2016, cash flows provided by operations was $122.6 million, less capital expenditures of $23.8 million, resulting in free cash flow of $98.8 million.

Conference Call and Webcast Information

What:	Plexus Fiscal Q3 2016 Earnings Conference Call and Webcast
When:	Thursday, July 21, 2016 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to join the live webcast at the investor relations section of the Plexus website, www.plexus.com or directly at: http://edge.media-server.com/m/p/wxbp3ryg/lan/en

Conference call at +1.800.708.4539 with passcode: 42806241

Replay:	The webcast will be archived on the Plexus website and available via telephone replay at +1.888.843.7419 or +1.630.652.3042 with passcode: 42806241

Investor and Media Contact
Susan Hanson
+1.920.751.5491
susan.hanson@plexus.com

About Plexus – The Product Realization Company
Plexus (www.plexus.com) delivers optimized Product Realization solutions through a unique Product Realization Value Stream service model. This customer-focused services model seamlessly integrates innovative product conceptualization, design, commercialization, manufacturing, fulfillment and sustaining services to deliver comprehensive end-to-end solutions for customers in the America, European and Asia-Pacific regions.

Plexus is the industry leader in servicing mid-to-low volume, higher complexity customer programs characterized by unique flexibility, technology, quality and regulatory requirements. Award-winning customer service is provided to over 140 branded product companies in the Networking/Communications, Healthcare/Life Sciences, Industrial/Commercial and Defense/Security/Aerospace market sectors.

Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include, but are not limited to: the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the lack of visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreements, and the lack of a track record of order volume and timing; the risks of concentration of work for certain customers; the effect of start-up costs of new programs and facilities; possible unexpected costs and operating disruption in transitioning programs, including as a result of a facility closure; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; our ability to manage successfully and execute a complex business model characterized by high product mix, low volumes and demanding quality, regulatory, and other requirements; the ability to realize anticipated savings from restructuring or similar actions, as well as the adequacy of related charges as compared to actual expenses; increasing regulatory and compliance requirements; the potential effects of regional results on our taxes and ability to use deferred tax assets and net operating losses; risks related to information technology systems and data security; the effects of shortages and delays in obtaining components as a result of economic cycles or natural disasters; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; the weakness of areas of the global economy; the effect of changes in the pricing and margins of products; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; potential economic weakness and other effects resulting from the June 2016 vote of the United Kingdom to exit the European Union; the potential effect of other world or local events or other events outside our control (such as changes in energy prices, terrorism and weather events); the impact of increased competition; and other risks detailed in our Securities and Exchange Commission filings (particularly in "Risk Factors" in our fiscal 2015 Form 10-K).

PLEXUS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	Jul 2,	Jul 4,	Jul 2,	Jul 4,
	2016	2015	2016	2015
Net sales	$667,616	$669,585	$1,902,940	$1,985,560
Cost of sales	605,118	610,498	1,737,111	1,805,282
Gross profit	62,498	59,087	165,829	180,278
Selling and administrative expenses	29,775	30,456	84,812	91,722
Restructuring charges	1,805	—	5,229	1,691
Operating income	30,918	28,631	75,788	86,865
Other income (expense):
Interest expense	(3,637)	(3,280)	(10,845)	(10,440)
Interest income	1,134	866	3,081	2,552
Miscellaneous	297	471	(2,451)	549
Income before income taxes	28,712	26,688	65,573	79,526
Income tax expense	2,613	2,894	8,239	9,059
Net income	$26,099	$23,794	$57,334	$70,467
Earnings per share:
Basic	$0.78	$0.71	$1.72	$2.10
Diluted	$0.76	$0.69	$1.68	$2.05
Weighted average shares outstanding:
Basic	33,402	33,653	33,379	33,617
Diluted	34,174	34,454	34,043	34,400

PLEXUS
NON-GAAP SUPPLEMENTAL INFORMATION TABLE 1
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	Jul 2,	Apr 2,	Jul 4,
	2016	2016	2015
Operating profit, as reported	$30,918	$23,346	$28,631
Operating margin, as reported	4.6%	3.8%	4.3%

Non-GAAP adjustments:
Restructuring costs*	1,805	1,917	—

Operating profit, as adjusted	$32,723	$25,263	$28,631
Operating margin, as adjusted	4.9%	4.1%	4.3%

Net income, as reported	$26,099	$16,787	$23,794

Non-GAAP adjustments:
Restructuring costs*	1,805	1,917	—

Net income, as adjusted	$27,904	$18,704	$23,794

Diluted earnings per share, as reported	$0.76	$0.50	$0.69

Non-GAAP adjustments:
Restructuring costs	0.06	0.05	—

Non-GAAP diluted earnings per share, as adjusted	$0.82	$0.55	$0.69

*Summary of restructuring costs
Employee termination and severance costs	$1,641	$1,656	$—
Other exit costs	164	261	—
Total restructuring costs	$1,805	$1,917	$—

PLEXUS
NON-GAAP SUPPLEMENTAL INFORMATION Table 2
(in thousands)
(unaudited)

ROIC and Economic Return Calculations	Nine Months Ended		Six Months Ended		Nine Months Ended
	Jul 2,		Apr 2,		Jul 4,
	2016		2016		2015
Operating profit, as reported		$75,788		$44,870		$86,865
Restructuring charges, as reported	+	5,229	+	3,424	+	1,691
Adjusted operating profit		$81,017		$48,294		$88,556
	÷	3			÷	3
		$27,006				$29,519
	x	4	x	2	x	4

Annualized adjusted operating profit		$108,024		$96,588		$118,076
Tax rate	x	11%	x	11%	x	11%
Tax impact		11,883		10,625		12,988
Adjusted operating profit (tax effected)		$96,141		$85,963		$105,088

Average invested capital	÷	$738,397	÷	$743,112	÷	$745,030

ROIC		13.0%		11.6%		14.1%
Weighted average cost of capital	-	11.0%	-	11.0%	-	11.0%
Economic return		2.0%		0.6%		3.1%

	Three Months Ended
Average Invested Capital	Jul 2,	Apr 2,	Jan 2,	Oct 3,
Calculations	2016	2016	2016	2015
Equity	$895,175	$871,111	$850,794	$842,272
Plus:
Debt - current	78,279	2,300	2,864	3,513
Debt - long-term	184,479	259,565	259,289	259,257
Less:
Cash and cash equivalents	(433,679)	(409,796)	(354,728)	(357,106)
	$724,254	$723,180	$758,219	$747,936

	Three Months Ended
Average Invested Capital	Jul 4,	Apr 4,	Jan 3,	Sept 27,
Calculations	2015	2015	2015	2014
Equity	$835,063	$808,468	$792,298	$781,133
Plus:
Debt - current	4,281	4,774	4,793	4,368
Debt - long-term	259,284	260,025	260,990	262,046
Less:
Cash and cash equivalents	(354,830)	(356,296)	(239,685)	(346,591)
	$743,798	$716,971	$818,396	$700,956

PLEXUS
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	Jul 2,	Oct 3,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$433,679	$357,106
Accounts receivable	375,240	384,680
Inventories	575,121	569,371
Deferred income taxes	9,916	10,686
Prepaid expenses and other	25,911	22,882
Total current assets	1,419,867	1,344,725
Property, plant and equipment, net	300,816	317,351
Deferred income taxes	3,536	3,635
Other	36,731	36,677
Total non-current assets	341,083	357,663
Total assets	$1,760,950	$1,702,388

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$78,279	$3,513
Accounts payable	410,537	400,710
Customer deposits	87,333	81,359
Accrued salaries and wages	40,588	49,270
Other accrued liabilities	41,562	44,446
Total current liabilities	658,299	579,298
Long-term debt and capital lease obligations, net of current portion	184,479	259,257
Deferred income taxes	9,080	9,664
Other liabilities	13,917	11,897
Total non-current liabilities	207,476	280,818
Total liabilities	865,775	860,116
Shareholders’ equity:
Common stock, $.01 par value, 200,000 shares authorized,
51,082 and 50,554 shares issued, respectively,
and 33,421 and 33,500 shares outstanding, respectively	511	506
Additional paid-in-capital	516,662	497,488
Common stock held in treasury, at cost, 17,661 and 17,054, respectively	(532,882)	(509,968)
Retained earnings	918,051	860,717
Accumulated other comprehensive (loss)	(7,167)	(6,471)
Total shareholders’ equity	895,175	842,272
Total liabilities and shareholders’ equity	$1,760,950	$1,702,388

PLEXUS
REVENUE BY REPORTABLE GEOGRAPHIC SEGMENTS
(in thousands)
(unaudited)

	Three Months Ended
	Jul 2,	Apr 2,	Jul 4,
	2016	2016	2015
Americas	$359,412	$330,240	$365,861
Asia-Pacific	292,644	270,544	313,900
Europe, Middle East, and Africa	41,041	43,703	33,885
Elimination of inter-segment sales	(25,481)	(25,827)	(44,061)
Total Revenue	$667,616	$618,660	$669,585